Exhibit 5(v)

DEALER AGREEMENT

UBS INDEX TRUST

AGREEMENT made as of September 10, 2003, between UBS Global Asset Management (US) Inc. (“UBS Global AM”), a Delaware corporation, and UBS Financial Services Inc. (“UBS Financial Services”), a Delaware corporation.

WHEREAS UBS Index Trust (“Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company; and

WHEREAS the Fund currently offers distinct series of shares of beneficial interest (“Series”), which correspond to distinct portfolios and for which the Fund’s board of trustees (“Board”) has established an unlimited number of shares of beneficial interest as Class A shares, Class B shares, Class C Shares, Class C-2 Shares and/or Class Y shares (referred to collectively as “Shares”) and has adopted separate Plans of Distribution pursuant to Rule 12b-1 under the 1940 Act for its Class A shares, Class B shares, Class C shares and Class C-2 shares (respectively, “Class A Plan,” “Class B Plan,” “Class C Plan” and Class C-2 Plan); and

WHEREAS UBS Global AM has entered into a Principal Underwriting Contract with the Fund (“Underwriting Contract”) pursuant to which UBS Global AM serves as principal underwriter in connection with the offering and sale of the Shares of the above-referenced Series and of such other Series as may hereafter be designated by the Board and have one or more classes of Shares established; and

WHEREAS UBS Global AM desires to retain UBS Financial Services as its agent in connection with the offering and sale of the Shares of each Series and to delegate to UBS Financial Services performance of certain of the services which UBS Global AM provides to the Fund under the Underwriting Contract; and

WHEREAS UBS Financial Services is willing to act as UBS Global AM’s agent in connection with the offering and sale of such Shares and to perform such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, UBS Global AM and UBS Financial Services agree as follows:

1.            Appointment.  UBS Global AM hereby appoints UBS Financial Services as its agent to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Agreement. UBS Global AM also appoints UBS Financial Services as its agent for the performance of certain other services set forth herein, which UBS Global AM provides to the Fund under the Underwriting Contract. UBS Financial Services hereby accepts such appointments and agrees to act hereunder. It is understood, however, that these appointments do not preclude UBS Global AM from entering into agreements with other registered and qualified retail dealers for the sale of Shares or preclude sales of the Shares directly through the Fund’s transfer agent in the manner set forth in the Registration Statement. As used in this Agreement, the term “Registration Statement” shall mean the currently effective Registration Statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended (“1933 Act”), and the 1940 Act.

2.            Services, Duties and Representations of UBS Financial Services.

(a)          UBS Financial Services agrees to sell the Shares on a best efforts basis from time to time during the term of this Agreement as agent for UBS Global AM and upon the terms described in this Agreement and the Registration Statement.

(b)          Upon the later of the date of this Agreement or the initial offering of Shares by a Series to the public, UBS Financial Services will hold itself available to receive orders, satisfactory to UBS Financial Services and UBS Global AM, for the purchase of Shares and will accept such orders on behalf of UBS Global AM and the Fund as of the time of receipt of such orders and will promptly transmit such orders as are accepted to the Fund’s transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

(c)          UBS Financial Services in its discretion may sell Shares to (i) its correspondent firms and customers of such firms and (ii) such other registered and qualified retail dealers as it may select, subject to the approval of UBS Global AM. In making agreements with such dealers, UBS Financial Services shall act only as principal and not as agent for UBS Global AM or the Fund.

(d)          The offering price of the Shares shall be the net asset value per share as next determined by the Fund following receipt of an order at UBS Financial Services’ principal office, plus the applicable initial sales charge, if any, as set forth in the Registration Statement. UBS Global AM shall promptly furnish or arrange for the furnishing to UBS Financial Services from the Fund of a statement of each computation of net asset value.

(e)          UBS Financial Services shall not be obligated to sell any certain number of Shares.

(f)          To facilitate redemption of Shares by shareholders directly or through dealers, UBS Financial Services is authorized but not required on behalf of UBS Global AM and the Fund to repurchase Shares presented to it by shareholders, its correspondent firms and other dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement. Such price shall reflect the subtraction of the applicable contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement.

(g)          UBS Financial Services shall provide ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Shares and any other services now or hereafter deemed to be appropriate activities for the payment of “service fees” under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (“NASD”) (collectively, “service activities”).

(h)          UBS Financial Services represents and warrants that: (i) it is a member in good standing of the NASD and agrees to abide by the Conduct Rules of the NASD; (ii) it is registered as a broker-dealer with the Securities and Exchange Commission; (iii) it will maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement; and (iv) it will comply with all federal and state laws and regulations applicable to the offer and sale of the Shares.

(i)          UBS Financial Services shall not incur any debts or obligations on behalf of UBS Global AM or the Fund. UBS Financial Services shall bear all costs that it incurs in selling the Shares and in complying with the terms and conditions of this Agreement as more specifically set forth in paragraph 8.

(j)          UBS Financial Services shall not permit any employee or agent to offer or sell Shares to the public unless such person is duly licensed under applicable federal and state laws and regulations.

(k)          UBS Financial Services shall not (i) furnish any information or make any representations concerning the Shares other than those contained in the Registration Statement or in sales literature or advertising that has been prepared or approved by UBS Global AM as provided in paragraph 6 or (ii) offer or sell the Shares in jurisdictions in which they have not been approved for offer and sale.

3.            Services Not Exclusive.  The services furnished by UBS Financial Services hereunder are not to be deemed exclusive and UBS Financial Services shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of UBS Financial Services who may also be a director, Board member, officer or employee of UBS Global AM or the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

4.            Compensation.

(a)          As compensation for its service activities under this Agreement with respect to the Class A, B, C and C-2 shares, UBS Global AM shall pay to UBS Financial Services service fees with respect to Class A, B, C and C-2 shares maintained in shareholder accounts serviced by UBS Financial Services employees, correspondent firms and other dealers in such amounts as UBS Global AM and UBS Financial Services may from time to time agree upon.

(b)          As compensation for its activities under this Agreement with respect to the distribution of Shares sold with an initial sales charge, UBS Financial Services shall retain that portion of the offering price constituting the Discount to Selected Dealers (“Discount”), if any, set forth in the Registration Statement. UBS Financial Services is authorized to collect the gross proceeds derived from the sale of such Shares; remit the net asset value thereof to the Fund’s Transfer Agent; remit to UBS Global AM the difference between the offering price of the Shares and the applicable Discount; and retain said Discount. Whether the offering price of any Shares includes an initial sales charge out of which UBS Financial Services may retain a Discount shall be determined in accordance with the Registration Statement.

(c)          Also as compensation for its activities under this Agreement, UBS Global AM shall pay to UBS Financial Services such commissions and other compensation as UBS Global AM and UBS Financial Services may from time to time agree upon.

(d)          UBS Financial Services may reallow all or any part of the service fees, commissions or other compensation which it is paid under this Agreement to its correspondent firms or other dealers, in such amounts as UBS Financial Services may from time to time determine.

(e)          UBS Global AM’s obligation to pay compensation to UBS Financial Services as agreed upon pursuant to this paragraph 4 is not contingent upon receipt by UBS Global AM of any compensation from the Fund or Series. UBS Global AM shall advise the Board of any agreements or revised agreements as to compensation to be paid by UBS Global AM to UBS Financial Services but shall not be required to obtain prior approval for such agreements from the Board.

5.            Duties of UBS Global AM.

(a)          It is understood that the Fund reserves the right at any time to withdraw all offerings of any class or classes of Shares of any or all Series by written notice to UBS Global AM.

(b)          UBS Global AM shall keep UBS Financial Services fully informed of the Fund’s affairs and shall make available to UBS Financial Services copies of all information, financial statements and other papers which UBS Financial Services may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as UBS Financial Services may request, and UBS Global AM shall cooperate fully in the efforts of UBS Financial Services to sell and arrange for the sale of Shares and in the performance of UBS Financial Services under this Agreement.

(c)          UBS Global AM shall comply with all state and federal laws and regulations applicable to a distributor of the Shares.

6.            Advertising.  UBS Global AM agrees to make available such sales and advertising materials relating to the Shares as UBS Global AM in its discretion determines appropriate. UBS Financial Services agrees to submit all sales and advertising materials developed by it relating to the Shares to UBS Global AM for approval. UBS Financial Services agrees not to publish or distribute such materials to the public without first receiving such approval in writing. UBS Global AM shall assist UBS Financial Services in obtaining any regulatory approvals of such materials that may be required of or desired by UBS Financial Services.

7.            Records.  UBS Financial Services agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of the Shares. UBS Global AM and its representatives shall have access to such records during normal business hours for review or copying.

8.            Expenses of UBS Financial Services.  UBS Financial Services shall bear all costs and expenses of (i) preparing, printing, and distributing any materials not prepared by the Fund or UBS Global AM and other materials used by UBS Financial Services in connection with its offering of the Shares for sale to the public; (ii) any expenses of advertising incurred by UBS Financial Services in connection with such offering; (iii) the expenses of registration or qualification of UBS Financial Services as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to UBS Financial Services’ Financial Advisors or other employees and others for selling Shares, and all expenses of UBS Financial Services, its Financial Advisors and employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts. UBS Financial Services shall bear such additional costs and expenses as it and UBS Global AM may agree upon. UBS Global AM shall advise the Board of any such agreement as to additional costs and expenses borne by but shall not be required to obtain prior approval for such agreements from the Board.

9.            Indemnification.

(a)          UBS Global AM agrees to indemnify, defend, and hold UBS Financial Services, its officers and directors, and any person who controls UBS Financial Services within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which UBS Financial Services, its officers, directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement; arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement thereof or necessary to make the statements in the Registration Statement thereof not misleading; or arising out of any sales or advertising materials with respect to the Shares provided by UBS Global AM to UBS Financial Services. However, this indemnity agreement shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by UBS Financial Services to UBS Global AM or the Fund for use in the Registration Statement or in any sales or advertising material; and further provided, that in no event shall anything contained herein be so construed as to protect UBS Financial Services against any liability to UBS Global AM or the Fund or to the shareholders of any Series to which UBS Financial Services would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement.

(b)          UBS Financial Services agrees to indemnify, defend, and hold UBS Global AM and its officers and directors, the Fund, its officers and Board members, and any person who controls UBS Global AM or the Fund within the meaning of Section 15 of the 1933

Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which UBS Global AM or its officers or directors or the Fund, its officers or Board members, or any such controlling person may incur under the 1933 Act, under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by UBS Financial Services to UBS Global AM or the Fund for use in the Registration Statement; arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading; or arising out of any agreement between UBS Financial Services and a correspondent firm or any other retail dealer; or arising out of any sales or advertising material used by UBS Financial Services in connection with its duties under this Agreement.

10.          Duration and Termination.

(a)          This Agreement shall become effective upon the date written above, provided that, with respect to any class of Shares of a Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Fund and, for a class of Shares for which a Plan of Distribution has been adopted, who also have no direct or indirect financial interest in the operation of the Plan of Distribution or in any agreements related thereto (all such Board members collectively being referred to herein as the “Independent Board Members”), cast in person at a meeting called for the purpose of voting on such action.

(b)          Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a class of Shares of any given Series by vote of a majority of the outstanding voting securities of that class of Shares of such Series.

(c)          Notwithstanding the foregoing, with respect to a class of Shares of any Series this Agreement may be terminated at any time, without the payment of any penalty, by either party, upon the giving of 30 days’ written notice. Such notice shall be deemed to have been given on the date it is received in writing by the other party or any officer thereof. This Agreement may also be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Board Members or, with respect to a class of Shares of a Series, by vote of a majority of the outstanding voting securities of that class of Shares on 30 days’ written notice to UBS Global AM and UBS Financial Services.

(d)          Termination of this Agreement with respect to a class of Shares of any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other classes of Shares of that Series or any classes of Shares of any other Series. This Agreement will automatically terminate in the event of its assignment or in the event that the Underwriting Contract is terminated.

(e)          Notwithstanding the foregoing, UBS Global AM may terminate this Agreement with respect to a class of Shares of a Series without penalty, such termination to be effective upon the giving of written notice to UBS Financial Services in the event that the Plan of Distribution relating to that class of Shares is terminated or is amended to reduce the compensation payable to UBS Global AM thereunder or in the event that the Registration Statement is amended so as to reduce the amount of compensation payable to UBS Global AM with respect to that class of Shares under the Underwriting Contract, provided that UBS Global AM gives notice of termination pursuant to this provision within 90 days of such amendment or termination of the Plan of Distribution or amendment of the Registration Statement.

11.          Amendment of this Agreement.  No provision of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12.          Use of UBS Financial Services Name.  UBS Financial Services hereby authorizes UBS Global AM to use the name “UBS Financial Services Inc.” or any name derived therefrom in any sales or advertising materials prepared and/or used by UBS Global AM in connection with its duties as distributor of the Shares, but only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of UBS Financial Services.

13.          Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.          Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meaning as such terms have in the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

ATTEST:	UBS GLOBAL ASSET MANAGEMENT (US), INC.

By: /s/ Christina Paradiso	By: /s/ Amy Doberman
Name:
Title: Managing Director and General Counsel

ATTEST:	UBS FINANCIAL SERVICES INC.

By: /s/ Evelyn DeSimone	By: /s/ Bruce Bursey
Name:
Title: E.V.P